                                    BYLAWS

                                      OF

                                HENRY COMPANY

                           A California Corporation


                                  ARTICLE I

                                   OFFICES

     SECTION 1. PRINCIPAL EXECUTIVE OFFICE. The principal executive office of the corporation is hereby fixed and located at: 5608 Soto Street, Huntington Park, California 90255. The board of directors is hereby granted full power and authority to change said principal executive office from one location to another. Any, such change shall be noted on the bylaws opposite this Section, or this Section may be amended to state the new location.

     SECTION 2. OTHER OFFICES. The board of directors may at any time establish branch or subordinate offices at any place or places where the corporation is qualified to do business.

                                  ARTICLE II

                           MEETINGS OF SHAREHOLDERS

     SECTION 1. PLACE OF MEETINGS. Meetings of shareholders shall be held at any place within or outside the State of California designated by the board of directors or by the written consent of all persons entitled to vote thereat, given either before or after the meeting and filed with the secretary. In the absence of any such designation, shareholders' meetings shall be held at the principal executive office of the corporation.

     SECTION 2. ANNUAL MEETING. The annual meeting of shareholders shall be held each year on the seventh Tuesday following March 31 at 2:00 o'clock p.m. or on such other date or such other time as may be fixed by the board of directors; provided, however, that the initial meeting shall be held within fifteen (15) months after the organization of the corporation; and further provided, that should said day fall upon a legal holiday, that any such annual meeting of shareholders shall be held at the same time and place on the next succeeding business day. If the date for the annual meeting is designated by the board of directors, such date shall not be more than fifteen (15) months after the date of the preceding annual meeting. At such annual meeting, directors shall be elected and any other proper business may be transacted.

     SECTION 3. SPECIAL MEETING. A special meeting of the shareholders may be called at any time by the board of directors, or by the chairman of the board, or by the president, or by one or more shareholders holding shares in the aggregate entitled to cast not less than 10% of the votes at that meeting.

     If a special meeting is called by any person or persons other than the board of directors, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the chairman of the board, the president, any vice president, or the secretary of the corporation. The officer receiving the request shall cause notice to be promptly given to the shareholders entitled to vote, in accordance with the provisions of Sections 4 and 5 of this Article, that a meeting will be held at the time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after receipt of the request, the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph of this Section shall be construed as limiting, fixing or affecting the time when a meeting of shareholders called by action of the board of directors may be held.

     SECTION 4. NOTICE OF SHAREHOLDERS' MEETINGS. All notices of meetings of shareholders shall be sent or otherwise given in accordance with
Section 5 of this Article not less than ten (10) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, date and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted, or (ii) in the case of the annual meeting, those matters which the board of directors, at the time of giving the notice, intends to present for action by the shareholders. The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees whom, at the time of the notice, management intends to present for election.

     If action is proposed to be taken at any meeting for approval of (i) a contract or transaction in which a director has a direct or indirect financial interest, pursuant to Section 310 of the Corporations Code of California, (ii) an amendment of the articles of incorporation, pursuant to
Section 902 of that Code, (iii) a reorganization of the corporation, pursuant to Section 1201 of that Code, (iv) a voluntary dissolution of the corporation, pursuant to Section 1900 of that Code, or (v) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to Section 2007 of that Code, the notice shall also state the general nature of that proposal.

     SECTION 5. MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE. Notice of any meeting of shareholders shall be given either personally or by first-class mail or telegraphic or other written communication, charges prepaid, addressed to the shareholder at the address of that shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice. If no such address appears on the corporation's books or is given, notice shall be deemed to have been given if sent to that shareholder by first-class mail or telegraphic or other written communication to the corporation's principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication

     An affidavit of the mailing or other means of giving any notice of any shareholders' meeting executed by the secretary, assistant secretary, or any transfer agent of the corporation giving the notice, shall be prima facie evidence of the giving of such notice.

     SECTION 6. QUORUM. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting of shareholders shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

     SECTION 7. ADJOURNED MEETING; NOTICE. Any shareholders' meeting, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at that meeting, either in person or by proxy, but in the absence of a quorum, no other business may be transacted at that meeting, except as provided in Section 6 of this Article.

     When any meeting of shareholders is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at a meeting at which the adjournment is taken, unless a new record date for the adjourned meeting is fixed, or unless the adjournment is for more than forty-five (45) days in which case the board of directors shall set a new record date. For any adjourned meeting requiring notice, such notice shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 4 and 5 of this Article. At any adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.

     SECTION 8. VOTING. The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of
Section 11 of this Article, subject to the provisions of the Corporations Code of California relating to voting shares held by a fiduciary, in the name of a corporation, or in joint ownership. The shareholders' vote may be by voice vote or by ballot; provided, however, that any election for directors must be by ballot if demanded by any shareholder before the voting has begun.
 On any matter other than elections of directors, any shareholder may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but, if the shareholder fails to specify the number of shares which the shareholder is voting affirmatively, it will be conclusively presumed that the shareholder's approving vote is with respect to all shares that the shareholder is entitled to vote. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on any matter (other than the election of directors) shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by California General Corporation Law or by the articles of incorporation.

     At a shareholders' meeting at which directors are to be elected, no shareholder shall be entitled to cumulate votes (i.e., cast for any one or more candidates a number of votes greater than the number of the shareholder's shares) unless the candidates' names have been placed in nomination prior to commencement of the voting and a shareholder has given notice prior to commencement of the voting of the shareholder's intention to cumulate votes. If any shareholder has given such a notice, then every shareholder entitled to vote may cumulate votes for candidates in nomination and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which that shareholder's shares are entitled, or distribute the shareholder's votes on the same principle among any or all of the candidates, as the shareholder thinks fit. The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected.

     SECTION 9. WAIVER OF NOTICE OR CONSENT BY ABSENT SHAREHOLDERS. The transactions of any meeting of shareholders, either annual or special, however called and noticed, and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote, who was not present in person or by proxy, signs a written waiver of notice or a consent to a holding of the meeting, or an approval of the minutes. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any annual or special meeting of shareholders, except that if action is taken or proposed to be taken for approval of any of those matters specified in the second paragraph of Section 4 of this Article, the waiver of notice or consent shall state the general nature of the proposal. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the meeting.

     SECTION 10. SHAREHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING. Any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted. In the case of election of directors, such a consent shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of directors; provided, however, that a director may be elected at any time to fill a vacancy on the board of directors that has not been filled by the directors, by the written consent of the holders of a majority of the outstanding shares entitled to vote for the election of directors. All such consents shall be filed with the secretary of the corporation and shall be maintained in the corporate records. Any shareholder giving a written consent, or the shareholder's proxy holders, may revoke the consent by a writing received by the secretary of the corporation before written consents of the number of shares required to authorize the proposed action have been filed with the secretary.

     If the consents of all shareholders entitled to vote have not been solicited in writing, and if the unanimous written consent of all such shareholders shall not have been received, the secretary shall give prompt notice of the corporate action approved by the shareholders without a meeting. This notice shall be given in the manner specified in Section 5 of this Article. In the case of approval of any action enumerated in Section 4 of this Article, the notice shall be given at least ten (10) days before the consummation of any action authorized by that approval.

     SECTION 11. RECORD DATE FOR SHAREHOLDER NOTICE, VOTING, AND GIVING CONSENTS. For purposes of determining the shareholders entitled to notice of any meeting or to vote or entitled to give consent to corporate action without a meeting, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting nor more than sixty (60) days before any such action without a meeting, and in this event only shareholders of record on the date so fixed are entitled to notice and to vote or to give consents, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the California General Corporation Law.

     SECTION 12. PROXIES. Every person entitled to vote for directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the secretary of the corporation. A proxy shall be deemed signed if the shareholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, or otherwise) by the shareholder or the shareholder's attorney in fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless
(i) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the corporation stating that the proxy is revoked, or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing the proxy; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy, unless otherwise provided in the proxy.

                                 ARTICLE III

                                  DIRECTORS

     SECTION 1. POWERS. Subject to the provisions of the California General Corporation Law and any limitations in the articles of incorporation and these bylaws relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

     Without prejudice to these general powers, and subject to the same limitations, the directors shall have the power to:

     (a) Select and remove all officers, agents, and employees of the corporation; prescribe any powers and duties for them that are consistent with law, with the articles of incorporation, and with these bylaws; fix their compensation; and require from them security for faithful service.

     (b) Change the principal executive office or the principal business office in the State of California from one location to another; cause the corporation to be qualified to do business in any other state, territory, dependency, or country and conduct business within or without the State of California; and designate any place within or without the State of California for the holding of any shareholders' meeting, or meetings, including annual meetings.

     (c) Adopt, make, and use a corporate seal; prescribe the forms of certificates of stock; and alter the form of the seal and certificates.

     (d) Authorize the issuance of shares of stock of the corporation on any lawful terms, in consideration of money paid, labor done, services actually rendered, debts or securities cancelled, or tangible or intangible property, actually received.

     (e) Borrow money and incur indebtedness on behalf of the corporation, and cause to be executed and delivered for the corporation's purposes, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations, and other evidences of debt and securities.

     SECTION 2. NUMBER AND QUALIFICATION OF DIRECTORS. The number of directors shall be nine (9) until changed by a bylaw amending this Section, duly adopted by the board of directors or by the shareholders.

     Section 3. ELECTION AND TERM OF OFFICE OF DIRECTORS. Directors shall be elected at each annual meeting of the shareholders to hold office until the next annual meeting. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified. If any such annual meeting is not held, or the directors are not elected thereat, the directors may be elected at any special meeting of the shareholders for that purpose.

     SECTION 4. VACANCIES. Vacancies on the board of directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, except that a vacancy created by the removal of a director by the vote or written consent of the shareholders or by court order may be filled only by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of holders of a majority of the outstanding shares entitled to vote. Each director so elected shall hold office until the next annual meeting of the shareholders and until a successor has been elected and qualified.

     A vacancy or vacancies on the board of directors shall be deemed to exist in the event of the death, resignation, or removal of any director, or if the board of directors by resolution declares vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony, or if the authorized number of directors is increased, or if the shareholders fail, at any meeting of shareholders at which any director or directors are elected, to elect the number of directors to be voted for at that meeting.

     The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors, but any such election by written consent shall require the consent of a majority of the outstanding shares entitled to vote.

     Any director may resign effective on giving written notice to the chairman of the board, the president, the secretary, or the board of directors, unless the notice specifies a later time for that resignation to become effective. If the resignation of a director is effective at a future time, the board of directors may elect a successor to take office when the resignation becomes effective.

     No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.

     SECTION 5. PLACE OF MEETINGS AND MEETINGS BY TELEPHONE. Regular meetings of the board of directors may be held at any place within or outside the State of California that has been designated from time to time by resolution of the board. In the absence of such a designation, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the board shall be held at any place within or outside the State of California that has been designated in the notice of the meeting or, if not stated in the notice or there is no notice, at the principal executive office of the corporation.

     Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all directors participating in the meeting can hear one another, and all such directors shall be deemed to be present in person at the meeting.

     SECTION 6. ANNUAL MEETING. Immediately following each annual meeting of shareholders, the board of directors shall hold a regular meeting for the purpose of organization, any desired election of officers, and the transaction of other business. Notice of this meeting shall not be required.

     SECTION 7. SPECIAL MEETINGS. Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairman of the board or the president or any vice president or the secretary or any two directors.

     Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail or telegram, charges prepaid, addressed to each director at that director's address as it is shown on the records of the corporation. In case the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. In case the notice is delivered personally, or by telephone or telegram, it shall be delivered personally or by telephone or to the telegraph company at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose of the meeting nor the place if the meeting is to be held at the principal executive office of the corporation.

     SECTION 8. QUORUM. A majority of the authorized number of directors shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 10 of this Article. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the board of directors, subject to the provisions of the Corporations Code of California as to approval of contracts or transactions in which a director has a direct or indirect material financial interest; appointment of committees; and indemnification of directors. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

     SECTION 9. WAIVER OF NOTICE. The transactions of any meeting of the board of directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly hold after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any director who attends the meeting without protesting before or at its commencement, the lack of notice to that director.

     SECTION 10. ADJOURNMENT. A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

     SECTION 11. NOTICE OF ADJOURNMENT. Notice of the time and place of holding an adjourned meeting need not be given, unless the meeting is adjourned for more than twenty-four hours, in which case notice of the time and place shall be given before the time of the adjourned meeting in the manner specified in Section 8 of this Article, to the directors who were not present at the time of the adjournment.

     SECTION 12. ACTION WITHOUT MEETING. Any action required or permitted to be taken by the board of directors may be taken without a meeting, if all members of the board shall individually or collectively consent in writing to that action. Such action by written consent shall have the same force and effect as a unanimous vote of the board of directors. Such written consent or consents shall be filed with the minutes of the proceedings of the board.

     SECTION 13. FEES AND COMPENSATION OF DIRECTORS. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement of expenses, as may be fixed or determined by resolution of the board of directors.

This Section shall not be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee or otherwise, and receiving compensation for those services.

     SECTION 14. COMMITTEES OF DIRECTORS. The board of directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the board. Any committee, to the extent provided in the resolution of the board, shall have all the authority of the board, except as limited by the Corporations Code of California

                                  ARTICLE IV

                                   OFFICERS

     SECTION 1. OFFICERS. The officers of the corporation shall be a president, a secretary and a chief financial officer, who may also be a treasurer. The corporation may also have, at the discretion of the board of directors, a chairman of the board, one or more vice chairmen of the board, one or more vice presidents, one or more assistant secretaries, a treasurer and one or more assistant treasurers, a controller and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article. Any number of offices may be held by the same person. Unless the board of directors determines otherwise, if there is a chairman, he shall be the chief executive officer. In such case, the president at the discretion of the board may be named the chief operating officer. If there is no chairman, the president shall be the chief executive officer.

     SECTION 2. ELECTION OF OFFICERS. The officers of the corporation, except such officers as may be appointed in accordance with the provisions of
Section 3 or Section 5 of this Article, shall be chosen by the board of directors, and each shall serve at the pleasure of the board, subject to the rights, if any, of an officer under any contract of employment.

     SECTION 3. SUBORDINATE OFFICERS. The board of directors may elect, and may empower the president to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the bylaws or as the board of directors may from time to time determine.

     SECTION 4. REMOVAL AND RESIGNATION OF OFFICERS. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the board of directors, at any regular or special meeting of the board, or, except in case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors.

     Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective.

     SECTION 5. VACANCIES IN OFFICES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these bylaws for regular appointments to that office.

     SECTION 6. CHIEF EXECUTIVE OFFICER. The chief executive officer shall, subject to the control of the board of directors, have general supervision, direction and control of the business and of the other officers of the corporation. He shall have the general powers and duties of management usually vested in the office of the chief executive of a corporation, and shall have such other powers and duties as may be prescribed by the board of directors or the bylaws.

     SECTION 7. CHAIRMAN OF THE BOARD. If a chairman of the board is elected, (unless the board of directors determines otherwise,) he shall be, and shall perform all the duties of the chief executive officer of the corporation, shall preside at all meetings of the stockholders and of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or by the bylaws.

     SECTION 8. VICE CHAIRMAN OF THE BOARD. Any vice chairman of the board, if such an officer or officers be elected, shall, if present and in the absence of the chairman, preside at meetings of the stockholders and of the board of directors and have and exercise such other powers and duties as may from time to time be assigned to him by the board of directors or prescribed by the bylaws.

     SECTION 9. PRESIDENT. The president shall, subject to the control of the chairman, if there be a chairman, and of the board of directors, be the chief operating officer and general manager of the corporation, and, as such, exercise specific supervision, direction, and control of the business and of the subordinate officers of the corporation.

     SECTION 10. VICE PRESIDENTS. In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the board of directors, or if not ranked, a vice president designated by the board of directors, shall perform all the duties of the president, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors or the bylaws.

     SECTION 11. SECRETARY. The secretary shall keep or cause to be kept, at the principal executive office or such other place as the board of directors may direct, copies of the articles of incorporation and bylaws of the corporation, and a book of minutes of all meetings and actions of directors, committees of directors, and shareholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice given, the names of those present at directors' meetings or committee meetings, the number of shares present or represented at shareholders' meetings, and the proceedings.

     The secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation's transfer agent or registrar, as determined by resolution of the board of directors, a share register, or a duplicate share register, showing the names of all shareholders and their addresses, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

     The secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the board of directors required by the bylaws or by law to be given, and he shall keep the seal of the corporation if one be adopted, in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by the bylaws.

     SECTION 12. CHIEF FINANCIAL OFFICER. The chief financial officer, who may also be the treasurer and/or controller, shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

     The chief financial officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board of directors. He shall render to the president, chairman, if there be a chairman, and directors, whenever they request it, an account of all of his transactions as chief financial officer and of the financial condition of the corporation. He shall have such other powers and perform such other duties as may be prescribed by the board of directors or the bylaws.

                                  ARTICLE V

              INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES

                               AND OTHER AGENTS

     SECTION 1. INDEMNIFICATION OF DIRECTORS AND OFFICERS. The corporation shall, to the maximum extent permitted by the California General Corporation Law, indemnify each of its directors and officers against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that any such person is or was a director or officer of the corporation. For purposes of this Section, a "director or officer" of the corporation includes any person who is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust, or any other enterprise.

     SECTION 2. INDEMNIFICATION OF OTHER AGENTS. The corporation may, to the maximum extent permitted by the California General Corporation Law, indemnify any other agents not included within the scope of Section 1 of this Article against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact any such person is or was an agent of the corporation.
For purposes of this Section, "other agent" of the corporation includes any person who is or was an employee or other agent of the corporation, or is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee, or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

                                  ARTICLE VI

                             RECORDS AND REPORTS

     SECTION 1. MAINTENANCE AND INSPECTION OF SHARE REGISTER. The corporation shall keep at its principal executive office, or at the office of its transfer agent or registrar, if either be appointed and as determined by resolution of the board of directors, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each shareholder.

          A shareholder or shareholders of the corporation holding at least five percent (5%) in the aggregate of the outstanding voting shares of the corporation may (i) inspect and copy the records of shareholders' names and addresses and shareholdings during usual business hours on five days prior written demand on the corporation, and (ii) obtain from the transfer agent of the corporation, on written demand and on the tender of such transfer agent's usual charges for such list, a list of the shareholders' names and addresses, who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which that list has been compiled or as of a date specified by the shareholder after the date of demand. This list shall be made available to any such shareholder by the transfer agent on or before the later of five (5) days after the demand is received or the date specified in the demand as the date as of which the list is to be compiled. The record of shareholders shall also be open to inspection on the written demand of any shareholder or holder of a voting trust certificate, at any time during usual business hours, for a purpose reasonably related to the holder's interests as a shareholder or as the holder of a voting trust certificate. Any inspection and copying under this Section may be made in person or by an agent or attorney of the shareholder or holder of a voting trust certificate making the demand.

     SECTION 2. MAINTENANCE AND INSPECTION OF BYLAWS. The corporation shall keep at its principal executive office, or if its principal executive office is not in the State of California, at its principal business office in this state, the original or a copy of the bylaws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours. If the principal executive office of the corporation is outside the State of California and the corporation has no principal business office in this state, the secretary shall, upon the written request of any shareholder, furnish to that shareholder a copy of the bylaws as amended to date.

     SECTION 3. MAINTENANCE AND INSPECTION OF OTHER CORPORATE RECORDS. The accounting books and records and minutes of proceedings of the shareholders and the board of directors and any committee or committees of the board of directors shall be kept at such place or places designated by the board of directors, or, in the absence of such designation, at the principal executive office of the corporation. The minutes shall be kept in written form and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form. The minutes and accounting books and records shall be open to inspection upon the written demand of any shareholder or holder of a voting trust certificate, at any reasonable time during usual business hours, for a purpose reasonably related to the holder's interests as a shareholder or as a holder of a voting trust certificate. The inspection may be made in person or by an agent or attorney, and shall include the right to copy and make extracts. These rights of inspection shall extend to the records of each subsidiary corporation of the corporation.

     SECTION 4. INSPECTION BY DIRECTORS. Every director shall have the absolute right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the corporation and each of its subsidiary corporations. This inspection by a director may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

     SECTION 5. ANNUAL REPORT TO SHAREHOLDERS. The annual report to shareholders referred to in Section 1501 of the California General Corporation Law is expressly dispensed with, but nothing herein shall be interpreted as prohibiting the board of directors from issuing annual or other periodic reports to the shareholders of the corporation as they consider appropriate.

     SECTION 6. FINANCIAL STATEMENTS. A copy of any annual financial statement and any income statement of the corporation for each quarterly period of each fiscal year, and any accompanying balance sheet of the corporation as of the end of each such period, that has been prepared by the corporation shall be kept on file in the principal executive office of the corporation for twelve (12) months.

                                 ARTICLE VII

                          GENERAL CORPORATE MATTERS

     SECTION 1. RECORD DATE FOR PURPOSES OTHER THAN NOTICE AND VOTING. For purposes of determining the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action (other than action by shareholders by written consent without a meeting), the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days before any such action, and in that case only shareholders of record on the date so fixed are entitled to receive the dividend, distribution, or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date so fixed, except as otherwise provided in the California General Corporation Law.

          If the board of directors does not so fix a record date, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the board adopts the applicable resolution or the sixtieth (60th) day before the date of that action, whichever is later.

     SECTION 2. CHECKS, DRAFTS, EVIDENCES OF INDEBTEDNESS. All checks, drafts, or other orders for payment of money, notes, or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons in such manner as, from time to time, shall be determined by resolution of the board of directors.

     SECTION 3. CORPORATE CONTRACTS AND INSTRUMENTS; HOW EXECUTED. The board of directors, except as otherwise provided in these by-laws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and this authority may be general or confined to specific instances; and, unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent, or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

     SECTION 4. CERTIFICATES OF STOCK. Every holder of shares of the corporation shall be entitled to have a certificate signed in the name of the corporation by the chairman of the board or the president or a vice president, and by the chief financial officer or an assistant treasurer or the secretary or an assistant secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be a facsimile. If any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent, or registrar at the date of issue.

     Certificates for shares may be issued prior to full payment under such restrictions and for such purposes as the board of directors may provide; provided, however, that on any certificates issued to represent any partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated.

     SECTION 5. REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The chairman of the board, the president or any vice president, or any other person authorized by resolution of the board of directors or by any of the foregoing designated officers, is authorized to vote on behalf of the corporation any and all shares of any other corporation or corporations, foreign or domestic, standing in the name of the corporation. The authority granted to these officers to vote or represent on behalf of the corporation any and all shares held by the corporation in any other corporation or corporations may be exercised by any of these officers in person or by any person authorized to do so by a proxy duly executed by these officers.

     SECTION 6. CONSTRUCTION AND DEFINITIONS. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the California General Corporation Law shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.

                                 ARTICLE VIII

                                  AMENDMENTS


     SECTION 1. AMENDMENT BY SHAREHOLDERS. New bylaws may be adopted or these bylaws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that if the articles of incorporation of the corporation set forth the number of authorized directors of the corporation, the authorized number of directors may be changed only by an amendment of the articles of incorporation.

     SECTION 2. AMENDMENT BY DIRECTORS. Subject to the rights of the shareholders as provided in Section 1 of this Article, to adopt, amend, or repeal bylaws, bylaws may be adopted, amended, or repealed by the board of directors.